Exhibit 10.43

Freddie Mac Loan Number 948826169

Freddie Mac Deal Number 110201

MULTIFAMILY NOTE-CME

                                                   MULTISTATE – FIXED RATE

(REVISION DATE 6-1-2010)

US $66,713,000	Effective Date: as of May 2, 2011

            FOR VALUE RECEIVED, the undersigned (together with such party’s or parties’ successors and assigns, “Borrower”) jointly and severally (if more than one) promises to pay to the order of KEYCORP REAL ESTATE CAPITAL MARKETS, INC., an Ohio corporation, the principal sum of Sixty-Six Million Seven Hundred Thirteen Thousand and No/100ths Dollars (US $66,713,000), with interest on the unpaid principal balance, as hereinafter provided.

            1.         Defined Terms.

            (a)        As used in this Note:

“Base Recourse” means a portion of the Indebtedness equal to zero percent (0%) of the original principal balance of this Note.

“Business Day” means any day other than a Saturday, a Sunday or any other day on which Lender or the national banking associations are not open for business.

“Cut-off Date” means the twelfth (12th) Installment Due Date.

“Default Rate” means an annual interest rate equal to four (4) percentage points above the Fixed Interest Rate.  However, at no time will the Default Rate exceed the Maximum Interest Rate.

“Defeasance Period” is the period beginning the day after the Defeasance Date until but not including the first day of the Window Period.  The Defeasance Period only applies if this Note is assigned to a REMIC trust prior to the Cut-off Date.

“Fixed Interest Rate” means the annual interest rate of five and forty-seven hundredths percent (5.47%).

“Installment Due Date” means, for any monthly installment of interest only or principal and interest, the date on which such monthly installment is due and payable pursuant to Section 3 of this Note. The “First Installment Due Date” under this Note is July 1, 2011.

“Lender” means the holder from time to time of this Note.

“Loan” means the loan evidenced by this Note.

“Lockout Period” means the period beginning on the day that this Note is assigned to a REMIC trust until and including the Defeasance Date.  The Lockout Period only applies if this Note is assigned to a REMIC trust prior to the Cut-off Date.

“Maturity Date” means the earlier of (i) June 1, 2021 (the “Scheduled Maturity Date”), and (ii) the date on which the unpaid principal balance of this Note becomes due and payable by acceleration or otherwise pursuant to the Loan Documents or the exercise by Lender of any right or remedy under any Loan Document.

“Maximum Interest Rate” means the rate of interest that results in the maximum amount of interest allowed by applicable law.

“Prepayment Premium Period” means the period during which, if a prepayment of principal occurs, a prepayment premium will be payable by Borrower to Lender.  The Prepayment Premium Period is the period from and including the date of this Note until but not including the earlier to occur of the following (i) the day that this Note is assigned to a REMIC trust if this Note is assigned to a REMIC trust prior to the Cut-off Date or (ii) the first day of the Window Period.  The Prepayment Premium Period only applies if this Note is not assigned to a REMIC trust or if this Note is assigned to a REMIC trust on or after the Cut-off Date.

“Security Instrument” means the multifamily mortgage, deed to secure debt or deed of trust effective as of the effective date of this Note, from Borrower to or for the benefit of Lender and securing this Note.

“Window Period” means the three (3) consecutive calendar month period prior to the Scheduled Maturity Date.

“Yield Maintenance Period” means the period from and including the date of this Note until but not including the earlier to occur of the following (i) the first day that the Note is assigned to a REMIC trust or (ii) December 1, 2020 (the “Yield Maintenance Expiration Date”).  The Yield Maintenance Period only applies if this Note is not assigned to a REMIC trust or if this Note is assigned to a REMIC trust on or after the Cut-off Date.

            (b)        Other capitalized terms used but not defined in this Note shall have the meanings given to such terms in the Security Instrument.

            2.         Address for Payment.  All payments due under this Note shall be payable at KeyBank Real Estate Capital, P.O. Box 145404, Cincinnati, Ohio 45250, or such other place as may be designated by Notice to Borrower from or on behalf of Lender.

            3.         Payments.

            (a)        Interest will accrue on the outstanding principal balance of this Note at the Fixed Interest Rate, subject to the provisions of Section 8 of this Note.

            (b)        Interest under this Note shall be computed, payable and allocated on the basis of a 360-day year consisting of twelve 30-day months.

            (c)        Unless disbursement of principal is made by Lender to Borrower on the first day of a calendar month, interest for the period beginning on the date of disbursement and ending on and including the last day of such calendar month shall be payable by Borrower simultaneously with the execution of this Note.  If disbursement of principal is made by Lender to Borrower on the first day of a calendar month, then no payment will be due from Borrower at the time of the execution of this Note.  The Installment Due Date for the first monthly installment payment under Section 3(d) of interest only or principal and interest, as applicable, will be the First Installment Due Date set forth in Section 1(a) of this Note.  Except as provided in this Section 3(c), Section 10 and in Section 11, accrued interest will be payable in arrears.

            (d)        Beginning on the First Installment Due Date, and continuing until and including the monthly installment due on the Maturity Date, principal and accrued interest shall be payable by Borrower in consecutive monthly installments due and payable on the first day of each calendar month.  The amount of the monthly installment of principal and interest payable pursuant to this Section 3(d) on an Installment Due Date shall be Three Hundred Seventy-Seven Thousand Five Hundred Thirty-Four and 33/100ths Dollars ($377,534.33).

            (e)        All remaining Indebtedness, including all principal and interest, shall be due and payable by Borrower on the Maturity Date.

            (f)         All payments under this Note shall be made in immediately available U.S. funds.

            (g)        Any regularly scheduled monthly installment of interest only or principal and interest payable pursuant to this Section 3 that is received by Lender before the date it is due shall be deemed to have been received on the due date for the purpose of calculating interest due.

            (h)        Any accrued interest remaining past due for 30 days or more, at Lender’s discretion, may be added to and become part of the unpaid principal balance of this Note and any reference to “accrued interest” shall refer to accrued interest which has not become part of the unpaid principal balance.  Any amount added to principal pursuant to the Loan Documents shall bear interest at the applicable rate or rates specified in this Note and shall be payable with such interest upon demand by Lender and absent such demand, as provided in this Note for the payment of principal and interest.

            4.         Application of Payments.  If at any time Lender receives, from Borrower or otherwise, any amount applicable to the Indebtedness which is less than all amounts due and payable at such time, Lender may apply the amount received to amounts then due and payable in any manner and in any order determined by Lender, in Lender’s discretion.  Borrower agrees that neither Lender’s acceptance of a payment from Borrower in an amount that is less than all amounts then due and payable nor Lender’s application of such payment shall constitute or be deemed to constitute either a waiver of the unpaid amounts or an accord and satisfaction.

            5.         Security.  The Indebtedness is secured by, among other things, the Security Instrument, and reference is made to the Security Instrument for other rights of Lender as to collateral for the Indebtedness.

            6.         Acceleration.  If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, any prepayment premium payable under Section 10 and Section 11, and all other amounts payable under this Note and any other Loan Document, shall at once become due and payable, at the option of Lender, without any prior Notice to Borrower (except if notice is required by applicable law, then after such notice).  Lender may exercise this option to accelerate regardless of any prior forbearance.  For purposes of exercising such option, Lender shall calculate the prepayment premium as if prepayment occurred on the date of acceleration.  If prepayment occurs thereafter, Lender shall recalculate the prepayment premium as of the actual prepayment date.

            7.         Late Charge.

            (a)        If any monthly installment of interest or principal and interest or other amount payable under this Note or under the Security Instrument or any other Loan Document is not received in full by Lender within ten (10) days after the installment or other amount is due, counting from and including the date such installment or other amount is due (unless applicable law requires a longer period of time before a late charge may be imposed, in which event such longer period shall be substituted), Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to five percent (5%) of such installment or other amount due (unless applicable law requires a lesser amount be charged, in which event such lesser amount shall be substituted).

            (b)        Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan and that it is extremely difficult and impractical to determine those additional expenses.  Borrower agrees that the late charge payable pursuant to this Section represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment.  The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Section 8.

            8.         Default Rate.

            (a)        So long as (i) any monthly installment under this Note remains past due for thirty (30) days or more or (ii) any other Event of Default has occurred and is continuing, then notwithstanding anything in Section 3 of this Note to the contrary, interest under this Note shall accrue on the unpaid principal balance from the Installment Due Date of the first such unpaid monthly installment or the occurrence of such other Event of Default, as applicable, at the Default Rate.

            (b)        From and after the Maturity Date, the unpaid principal balance shall continue to bear interest at the Default Rate until and including the date on which the entire principal balance is paid in full.

            (c)        Borrower acknowledges that (i) its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Loan, (ii) during the time that any monthly installment under this Note is delinquent for thirty (30) days or more, Lender will incur additional costs and expenses arising from its loss of the use of the money due and from the adverse impact on Lender’s ability to meet its other obligations and to take advantage of other investment opportunities; and (iii)  it is extremely difficult and impractical to determine those additional costs and expenses.  Borrower also acknowledges that, during the time that any monthly installment under this Note is delinquent for thirty (30) days or more or any other Event of Default has occurred and is continuing, Lender’s risk of nonpayment of this Note will be materially increased and Lender is entitled to be compensated for such increased risk.  Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of the Borrower’s delinquent payment and the additional compensation Lender is entitled to receive for the increased risks of nonpayment associated with a delinquent loan.

            9.         Limits on Personal Liability.

            (a)        Except as otherwise provided in this Section 9, Borrower shall have no personal liability under this Note, the Security Instrument or any other Loan Document for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under the Loan Documents and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the Mortgaged Property and to any other collateral held by Lender as security for the Indebtedness.  This limitation on Borrower’s liability shall not limit or impair Lender’s enforcement of its rights against any guarantor of the Indebtedness or any guarantor of any other obligations of Borrower.

            (b)        Borrower shall be personally liable to Lender for the amount of the Base Recourse, plus any other amounts for which Borrower has personal liability under this Section 9.

            (c)        In addition to the Base Recourse, Borrower shall be personally liable to Lender for the repayment of a further portion of the Indebtedness equal to any loss or damage suffered by Lender as a result of the occurrence of any of the following events:

(i)         Borrower fails to pay to Lender upon demand after an Event of Default all Rents to which Lender is entitled under Section 3(a) of the Security Instrument and the amount of all security deposits collected by Borrower from tenants then in residence.  However, Borrower will not be personally liable for any failure described in this subsection (i) if Borrower is unable to pay to Lender all Rents and security deposits as required by the Security Instrument because of a valid order issued in a bankruptcy, receivership, or similar judicial proceeding.

(ii)        Borrower fails to apply all insurance proceeds and condemnation proceeds as required by the Security Instrument.  However, Borrower will not be personally liable for any failure described in this subsection (ii) if Borrower is unable to apply insurance or condemnation proceeds as required by the Security Instrument because of a valid order issued in a bankruptcy, receivership, or similar judicial proceeding.

(iii)       Borrower fails to comply with Section 14(g) or (i) of the Security Instrument relating to the delivery of books and records, statements, schedules and reports.

 (iv)      Borrower fails to pay when due in accordance with the terms of the Security Instrument the amount of any item below marked “Deferred”; provided however, that if no item is marked “Deferred”, this Section 9(c)(iv) shall be of no force or effect.

            [Deferred]        Hazard Insurance premiums or other insurance premiums,

[Deferred]        Taxes,

[Deferred]        water and sewer charges (that could become a lien on the Mortgaged Property),

[N/A]               ground rents,

[Deferred]        assessments or other charges (that could become a lien on the Mortgaged Property)

(v)        Borrower engages in any willful act of material waste of the Mortgaged Property.

            (d)        In addition to the Base Recourse, Borrower shall be personally liable to Lender for:

                        (i)         the performance of all of Borrower’s obligations under Section 18 of the Security Instrument (relating to environmental matters);

                        (ii)        the costs of any audit under Section 14(g) of the Security Instrument; and

                        (iii)       any costs and expenses incurred by Lender in connection with the collection of any amount for which Borrower is personally liable under this Section 9, including Attorneys’ Fees and Costs and the costs of conducting any independent audit of Borrower’s books and records to determine the amount for which Borrower has personal liability.

            (e)        All payments made by Borrower with respect to the Indebtedness and all amounts received by Lender from the enforcement of its rights under the Security Instrument and the other Loan Documents shall be applied first to the portion of the Indebtedness for which Borrower has no personal liability.

            (f)         Notwithstanding the Base Recourse, Borrower shall become personally liable to Lender for the repayment of all of the Indebtedness upon the occurrence of any of the following Events of Default:

                        (i)         Borrower or any SPE Equity Owner fails to comply with Section 33 of the Security Instrument;

                        (ii)        a Transfer (including, but not limited to, a lien or encumbrance) that is an Event of Default under Section 21 of the Security Instrument, other than a Transfer consisting solely of the involuntary removal or involuntary withdrawal of a general partner in a limited partnership or a manager in a limited liability company;

(iii)               fraud or written material misrepresentation by Borrower or any officer, director, partner, member or employee of Borrower in connection with the application for or creation of the Indebtedness or any request for any action or consent by Lender;

(iv)              Borrower or any SPE Equity Owner voluntarily files for bankruptcy protection under the United States Bankruptcy Code;

(v)                Borrower or any SPE Equity Owner voluntarily becomes subject to any reorganization, receivership, insolvency proceeding, or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights;

(vi)              The Mortgaged Property or any part thereof becomes an asset in a voluntary bankruptcy or becomes subject to any reorganization, receivership, insolvency proceeding, or other similar proceeding pursuant to any other federal or state law affecting debtor and creditor rights;

(vii)             an order of relief is entered against Borrower or any SPE Equity Owner pursuant to the United States Bankruptcy Code or other federal or state law affecting debtor and creditor rights in any involuntary bankruptcy proceeding initiated or joined in by a “Related Party;” or

(viii)           an involuntary bankruptcy or other involuntary insolvency proceeding is commenced against Borrower or any SPE Equity Owner (by a party other than Lender) but only if Borrower or such SPE Equity Owner has failed to use commercially reasonable efforts to dismiss such proceeding or has consented to such proceeding.

            For purposes of this Section, the term “Related Party” means:

(A)       Borrower, any guarantor or any SPE Equity Owner; and

(B)       any Person that holds, directly or indirectly, any ownership interest in or right to manage Borrower, any guarantor or any SPE Equity Owner, including without limitation, any shareholder, member or partner of Borrower, any guarantor or any SPE Equity Owner; and

(C)       any Person in which any ownership interest (direct or indirect) or right to manage is held by Borrower, any guarantor, any SPE Equity Owner or any partner, shareholder or member of, or any other Person holding an interest in, Borrower, any guarantor or any SPE Equity Owner; and

(D)       any other creditor of Borrower that is related by blood, marriage or adoption to Borrower, any guarantor, any SPE Equity Owner or any partner, shareholder or member of, or any other Person holding an interest in, Borrower, any guarantor or any SPE Equity Owner.

            If Borrower, any guarantor, any SPE Equity Owner or any Related Party has solicited creditors to initiate or participate in any proceeding referred to in this Section 9, regardless of whether any of the creditors solicited actually initiates or participates in the proceeding, then such proceeding shall be considered as having been initiated by a Related Party.

            (g)        To the extent that Borrower has personal liability under this Section 9, Lender may exercise its rights against Borrower personally without regard to whether Lender has exercised any rights against the Mortgaged Property or any other security, or pursued any rights against any guarantor, or pursued any other rights available to Lender under this Note, the Security Instrument, any other Loan Document or applicable law.  To the fullest extent permitted by applicable law, in any action to enforce Borrower’s personal liability under this Section 9, Borrower waives any right to set off the value of the Mortgaged Property against such personal liability.

10.       Voluntary and Involuntary Prepayments During the Prepayment Premium Period (Section Applies Prior to Securitization and if Loan is Assigned to REMIC Trust On or After the Cut-off Date).

(a)                This Section 10 shall apply (i) prior to the date that this Note is assigned to a REMIC trust and (ii) if this Note is assigned to a REMIC trust on or after the Cut-off Date.  This Section 10 shall be of no effect if this Note is assigned to a REMIC trust prior to the Cut-off Date.

(b)        Any receipt by Lender of principal due under this Note prior to the Maturity Date, other than principal required to be paid in monthly installments pursuant to Section 3, constitutes a prepayment of principal under this Note.  Without limiting the foregoing, any application by Lender, prior to the Maturity Date, of any proceeds of collateral or other security to the repayment of any portion of the unpaid principal balance of this Note constitutes a prepayment under this Note.

(c)        During the Prepayment Premium Period, the Borrower may voluntarily prepay all of the unpaid principal balance of this Note on an Installment Due Date so long as Borrower designates the date for such prepayment in a Notice from Borrower to Lender given at least 30 days prior to the date of such prepayment.  Unless Lender has previously notified Borrower of the expiration of the Prepayment Premium Period, upon receipt of such Notice from Borrower, Lender will notify Borrower if the Note has been assigned to a REMIC trust and the Prepayment Premium Period has expired.  If an Installment Due Date (as defined in Section 1(a)) falls on a day which is not a Business Day, then with respect to payments made under this Section 10 only, the term “Installment Due Date” shall mean the Business Day immediately preceding the scheduled Installment Due Date.

(d)        Notwithstanding Section 10(c) above, Borrower may voluntarily prepay all of the unpaid principal balance of this Note on a Business Day other than an Installment Due Date if Borrower provides Lender with the Notice set forth in Section 10(c) above and meets the other requirements set forth in this subsection.  Borrower acknowledges that Lender has agreed that Borrower may prepay principal on a Business Day other than an Installment Due Date only because Lender shall deem any prepayment received by Lender on any day other than an Installment Due Date to have been received on the Installment Due Date immediately following such prepayment and Borrower shall be responsible for all interest that would have been due if the prepayment had actually been made on the Installment Due Date immediately following such prepayment.

(e)        Unless otherwise expressly provided in the Loan Documents, Borrower may not voluntarily prepay less than all of the unpaid principal balance of this Note.  In order to voluntarily prepay all of the principal of this Note, Borrower must pay to Lender, together with the amount of principal being prepaid, (i) all accrued and unpaid interest due under this Note, plus (ii) all other sums due to Lender at the time of such prepayment, plus (iii) any prepayment premium calculated pursuant to Section 10(f).

(f)         Except as provided in Section 10(g), a prepayment premium shall be due and payable by Borrower in connection with any prepayment of principal under this Note during the Prepayment Premium Period.  The prepayment premium shall be computed as follows:

                        (i)         For any prepayment made during the Yield Maintenance Period, the prepayment premium shall be whichever is the greater of subsections (A) and (B) below:

                        (A)       1.0% of the amount of principal being prepaid; or

                        (B)       the product obtained by multiplying:

                                    (1)        the amount of principal being prepaid or accelerated,

                                                by

                                    (2)        the excess (if any) of the Monthly Note Rate over the Assumed Reinvestment Rate,

                                                by

                                    (3)        the Present Value Factor.

                        For purposes of subsection (B), the following definitions shall apply:

                        Monthly Note Rate: one-twelfth (1/12) of the Fixed Interest Rate, expressed as a decimal calculated to five digits.

                        Prepayment Date:  in the case of a voluntary prepayment, the date on which the prepayment is made; in the case of the application by Lender of collateral or security to a portion of the principal balance, the date of such application.

Assumed Reinvestment Rate:  one twelfth (1/12) of the yield rate expressed as a decimal to two digits, as of the close of the trading session which is five Business Days before the Prepayment Date, found among the Daily Treasury Yield Curve Rates, commonly known as Constant Maturity Treasury (“CMT”) rates, with a maturity equal to the remaining Yield Maintenance Period, as reported on the U.S. Department of the Treasury website. If no published CMT maturity matches the remaining Yield Maintenance Period, Lender shall interpolate as a decimal to two digits the yield rate between (a) the CMT with a maturity closest to, but shorter than, the remaining Yield Maintenance Period, and (b) the CMT with a maturity closest to, but longer than, the remaining Yield Maintenance Period, as follows:

{[(B-A)/(D-C)]x[E-C]}+A

A = yield rate for the CMT with a maturity shorter than the remaining Yield Maintenance Period

B = yield rate for the CMT with a maturity longer than the remaining Yield Maintenance Period

C = number of months to maturity for the CMT maturity shorter than the remaining Yield Maintenance Period

D = number of months to maturity for the CMT maturity longer than the remaining Yield Maintenance Period

E = number of months remaining in the Yield Maintenance Period

In the event the U.S. Department of the Treasury ceases publication of the CMT rates, the Assumed Reinvestment Rate shall equal the yield rate on the first U.S. Treasury security which is not callable or indexed to inflation and which matures after the expiration of the Yield Maintenance Period.

                        Present Value Factor:  the factor that discounts to present value the costs resulting to Lender from the difference in interest rates during the months remaining in the Yield Maintenance Period, using the Assumed Reinvestment Rate as the discount rate, with monthly compounding, expressed numerically as follows:

[1-{1/(1+ARR)}n]/ARR

                        n = the number of months remaining in Yield Maintenance Period; provided, however, if a prepayment occurs on an Installment Due Date, then the number of months remaining in the Yield Maintenance Period shall be calculated beginning with the month in which such prepayment occurs and if such prepayment occurs on a Business Day other than an Installment Due Date, then the number of months remaining in the Yield Maintenance Period shall be calculated beginning with the month immediately following the date of such prepayment.

                                    ARR = Assumed Reinvestment Rate

(ii)        For any prepayment made after the expiration of the Yield Maintenance Period but during the remainder of the Prepayment Premium Period, the prepayment premium shall be 1.0% of the amount of principal being prepaid.

(g)        Notwithstanding any other provision of this Section 10, no prepayment premium shall be payable with respect to (i) any prepayment made during the Window Period, or (ii) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument.

(h)        Unless Lender agrees otherwise in writing, a permitted or required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments.

(i)         Borrower recognizes that any prepayment of any of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from an Event of Default by Borrower, will result in Lender’s incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender’s ability to meet its commitments to third parties.  Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages.  Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth in this Note represents a reasonable estimate of the damages Lender will incur because of a prepayment.  Borrower further acknowledges that the prepayment premium provisions of this Note are a material part of the consideration for the Loan, and that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower’s voluntary agreement to the prepayment premium provisions.

11.       Voluntary and Involuntary Prepayments During the Lockout Period and During the Defeasance Period (Section Applies if Loan is Assigned to REMIC Trust Prior to the Cut-off Date).

(a)        This Section 11 shall apply in the event this Note is assigned to a REMIC trust prior to the Cut-off Date.  This Section 11 shall be of no effect if this Note is assigned to a REMIC trust on or after the Cut-off Date.

            (b)        Any receipt by Lender of principal due under this Note prior to the Maturity Date, other than principal required to be paid in monthly installments pursuant to Section 3, constitutes a prepayment of principal under this Note.  Without limiting the foregoing, any application by Lender, prior to the Maturity Date, of any proceeds of collateral or other security to the repayment of any portion of the unpaid principal balance of this Note constitutes a prepayment under this Note.

(c)        Borrower may not voluntarily prepay any portion of the principal balance of this Note during the Lockout Period or during the Defeasance Period; provided, however, any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument shall be permitted during the Lockout Period and during the Defeasance Period.  If any portion of the principal balance of this Note is prepaid during the Lockout Period or during the Defeasance Period by reason of the application by Lender of any proceeds of collateral or other security to any portion of the unpaid principal balance of this Note or following a determination that the prohibition on voluntary prepayments during the Lockout Period or during the Defeasance Period is in contravention of applicable law, then Borrower must also pay to Lender upon demand by Lender, a prepayment premium equal to five percent (5.0%) of the amount of principal being prepaid.

(d)        Notwithstanding any other provision of this Section 11, no prepayment premium shall be payable with respect to (i) any prepayment made during the Window Period, or (ii) any prepayment occurring as a result of the application of any insurance proceeds or condemnation award under the Security Instrument.

(e)        After the expiration of the Lockout Period and the Defeasance Period, Borrower may voluntarily prepay all of the unpaid principal balance of this Note on an Installment Due Date so long as Borrower designates the date for such prepayment in a Notice from Borrower to Lender given at least 30 days prior to the date of such prepayment.  If an Installment Due Date (as defined in Section 1(a)) falls on a day which is not a Business Day, then with respect to payments made under this Section 11 only, the term “Installment Due Date” shall mean the Business Day immediately preceding the scheduled Installment Due Date.

            (f)         Notwithstanding Section 11(e) above, following the end of the Lockout Period and the Defeasance Period, Borrower may voluntarily prepay all of the unpaid principal balance of this Note on a Business Day other than an Installment Due Date if Borrower provides Lender with the Notice set forth in Section 11(e) and meets the other requirements set forth in this subsection.  Borrower acknowledges that Lender has agreed that Borrower may prepay principal on a Business Day other than an Installment Due Date only because Lender shall deem any prepayment received by Lender on any day other than an Installment Due Date to have been received on the Installment Due Date immediately following such prepayment and Borrower shall be responsible for all interest that would have been due if the prepayment had actually been made on the Installment Due Date immediately following such prepayment.

            (g)        Unless otherwise expressly provided in the Loan Documents, Borrower may not voluntarily prepay less than all of the unpaid principal balance of this Note.  In order to voluntarily prepay all of the principal of this Note, Borrower must also pay to Lender, together with the amount of principal being prepaid, (i) all accrued and unpaid interest due under this Note, plus (ii) all other sums due to Lender at the time of such prepayment.

(h)        Unless Lender agrees otherwise in writing, a permitted or required prepayment of less than the unpaid principal balance of this Note shall not extend or postpone the due date of any subsequent monthly installments or change the amount of such installments.

(i)         Borrower recognizes that any prepayment of any of the unpaid principal balance of this Note, whether voluntary or involuntary or resulting from an Event of Default by Borrower, will result in Lender’s incurring loss, including reinvestment loss, additional expense and frustration or impairment of Lender’s ability to meet its commitments to third parties.  Borrower agrees to pay to Lender upon demand damages for the detriment caused by any prepayment, and agrees that it is extremely difficult and impractical to ascertain the extent of such damages.  Borrower therefore acknowledges and agrees that the formula for calculating prepayment premiums set forth in Section 11(c) of this Note represents a reasonable estimate of the damages Lender will incur because of a prepayment.  Borrower further acknowledges that the lockout and prepayment premium provisions of this Note are a material part of the consideration for the Loan, and that the terms of this Note are in other respects more favorable to Borrower as a result of the Borrower’s voluntary agreement to the prepayment premium provisions.

(j)                 If, after the expiration of the Lockout Period, the Borrower defeases the Loan as described in Section 44 of the Security Instrument during the Defeasance Period, Borrower shall not have the right to voluntarily prepay any of the principal of this Note at any time.

12.       DEFEASANCE (Section Applies if Loan is Assigned to REMIC Trust Prior to the Cut-off Date).

(a)        This Section 12 shall apply in the event this Note is assigned to a REMIC trust prior to the Cut-off Date.  This Section 12 shall be of no effect if this Note is assigned to a REMIC trust on or after the Cut-off Date.

(b)        Section 5 of this Note is amended by adding a new paragraph at the end thereof as follows:

If Borrower obtains a release of the Mortgaged Property from the lien of the Security Instrument pursuant to Section 44 of the Security Instrument, the Indebtedness shall be secured by the Pledge Agreement and reference shall be made to the Pledge Agreement for other rights of Lender as to collateral for the Indebtedness.

            (c)        Section 9 of this Note is amended by adding a new paragraph at the end thereof as follows:

If Borrower obtains a release of the Mortgaged Property from the lien of the Security Instrument pursuant to Section 44 of the Security Instrument, Borrower shall have no personal liability under this Note or the Pledge Agreement for the repayment of the Indebtedness or for the performance of any other obligations of Borrower under this Note or the Pledge Agreement (other than any liability under Section 18 of the Security Instrument for events that occur prior to the Defeasance Closing Date, whether discovered before or after the Defeasance Closing Date), and Lender’s only recourse for the satisfaction of the Indebtedness and the performance of such obligations shall be Lender’s exercise of its rights and remedies with respect to the collateral held by Lender under the Pledge Agreement as security for the Indebtedness.

            (d)        Section 21(a) of this Note is amended by adding a new paragraph at the end thereof as follows:

If Borrower obtains a release of the Mortgaged Property from the lien of the Security Instrument pursuant to Section 44 of the Security Instrument, all Notices, demands and other communications required or permitted to be given pursuant to this Note shall be given in accordance with the Pledge Agreement.

            13.       Costs and Expenses.  To the fullest extent allowed by applicable law, Borrower shall pay all expenses and costs, including Attorneys’ Fees and Costs incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of any of the other Loan Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding.  Borrower acknowledges and agrees that, in connection with each request by Borrower under this Note or any Loan Document, Borrower shall pay all reasonable Attorneys’ Fees and Costs and expenses incurred by Lender, including any fees charged by the Rating Agencies, regardless of whether the matter is approved, denied or withdrawn.

            14.       Forbearance.  Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any other Loan Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy.  The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender’s right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment.  Enforcement by Lender of any security for Borrower’s obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender.

            15.       Waivers.  Borrower and all endorsers and guarantors of this Note and all other third party obligors waive presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness.

            16.       Loan Charges.  Neither this Note nor any of the other Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate greater than the Maximum Interest Rate.  If any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower in connection with the Loan is interpreted so that any interest or other charge provided for in any Loan Document, whether considered separately or together with other charges provided for in any other Loan Document, violates that law, and Borrower is entitled to the benefit of that law, that interest or charge is hereby reduced to the extent necessary to eliminate that violation.  The amounts, if any, previously paid to Lender in excess of the permitted amounts shall be applied by Lender to reduce the unpaid principal balance of this Note. For the purpose of determining whether any applicable law limiting the amount of interest or other charges permitted to be collected from Borrower has been violated, all Indebtedness that constitutes interest, as well as all other charges made in connection with the Indebtedness that constitute interest, shall be deemed to be allocated and spread ratably over the stated term of this Note.  Unless otherwise required by applicable law, such allocation and spreading shall be effected in such a manner that the rate of interest so computed is uniform throughout the stated term of this Note.

            17.       Commercial Purpose.  Borrower represents that Borrower is incurring the Indebtedness solely for the purpose of carrying on a business or commercial enterprise, and not for personal, family, household, or agricultural purposes.

            18.       Counting of Days.  Except where otherwise specifically provided, any reference in this Note to a period of “days” means calendar days, not Business Days.

            19.       Governing Law.  This Note shall be governed by the law of the Property Jurisdiction.

            20.       Captions.  The captions of the Sections of this Note are for convenience only and shall be disregarded in construing this Note.

            21.       Notices; Written Modifications.

            (a)        All Notices, demands and other communications required or permitted to be given pursuant to this Note shall be given in accordance with Section 31 of the Security Instrument.

            (b)        Any modification or amendment to this Note shall be ineffective unless in writing signed by the party sought to be charged with such modification or amendment; provided, however, in the event of a Transfer under the terms of the Security Instrument that requires Lender’s consent, any or some or all of the Modifications to Multifamily Note set forth in Exhibit A to this Note may be modified or rendered void by Lender at Lender’s option, by Notice to Borrower and the transferee, as a condition of Lender’s consent.

            22.       Consent to Jurisdiction and Venue.  Borrower agrees that any controversy arising under or in relation to this Note may be litigated in the Property Jurisdiction.  The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have jurisdiction over all controversies that shall arise under or in relation to this Note.  Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.  However, nothing in this Note is intended to limit any right that Lender may have to bring any suit, action or proceeding relating to matters arising under this Note in any court of any other jurisdiction.

23.       WAIVER OF TRIAL BY JURY.  BORROWER AND LENDER EACH (A) AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS NOTE OR THE RELATIONSHIP BETWEEN THE PARTIES AS LENDER AND BORROWER THAT IS TRIABLE OF RIGHT BY A JURY AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

            24.       State-Specific Provisions. N/A

            ATTACHED EXHIBIT.  The Exhibit noted below, if marked with an “X” in the space provided, is attached to this Note:

            [X]         Exhibit A       Modifications to Multifamily Note

            IN WITNESS WHEREOF, and in consideration of the Lender’s agreement to lend Borrower the principal amount set forth above, Borrower has signed and delivered this Note under seal or has caused this Note to be signed and delivered under seal by its duly authorized representative.

Hunters Glen AP XII Limited Partnership,

a South Carolina limited partnership,

By:       Hunter's Glen AP XII GP, LLC,

            a Delaware limited liability company,

            its general partner,

            By:       Angeles Partners XII, LP

                        a Delaware limited partnership,

                        its sole member,

                        By:       Angeles Realty Corporation II,

                                    a California corporation,

                                    its managing general partner

                                    By:       /s/Patti K. Fielding

                                                Name:  Patti K. Fielding

                                                Title:     Executive Vice President

                                                            and Treasurer

EXHIBIT A

MODIFICATIONS TO MULTIFAMILY NOTE

The following modifications are made to the text of the Note that precedes this Exhibit.

1.         Section 1(a) is modified to delete the definition of “Lockout Period” in its entirety and insert the following in its place:

“Lockout Period” means the period beginning on the day that this Note is assigned to a REMIC trust until and including the earlier of either (i) the Defeasance Date or (ii) the fourth (4th) anniversary of the date of this Note.  The Lockout Period only applies if this Note is assigned to a REMIC trust prior to the Cut-off Date.

2.         Section 9(c) is modified to add the following new clause (vi):

(vi)       Borrower fails to comply with Section 33(b)(iii) through (xxvi) of the Security Instrument or any SPE Equity Owner fails to comply with Section 33(c)(iii) through (v) of the Security Instrument.

3.         Section 9(f)(i) is modified to read in its entirety as follows:

(i)         (A) Borrower fails to comply with Section 33(b)(i) or (ii) of the Security Instrument or any SPE Equity Owner fails to comply with Section 33(c)(i) or (ii) of the Security Instrument; or

(B) Borrower fails to comply with Section 33(b)(iii) through (xxvi) of the Security Instrument or any SPE Equity Owner fails to comply with Section 33(c)(iii) through (v) of the Security Instrument and a court of competent jurisdiction holds or determines that such failure or combination of failures is the basis, in whole or in part, for the substantive consolidation of the assets and liabilities of Borrower with the assets and liabilities of a debtor pursuant to Title 11 of the United States Bankruptcy Code.

4.         Section 9(f) is modified to delete clauses (v), (vi), and (vii) and replace them with the following:

(v)        Borrower or any SPE Equity Owner voluntarily becomes subject to any reorganization, receivership, insolvency, or other similar proceeding pursuant to any federal non-bankruptcy law or state law affecting debtor and creditor rights;

(vi)       The Mortgaged Property or any part thereof becomes an asset in a voluntary proceeding under the United States Bankruptcy Code or becomes subject to any voluntary or involuntary reorganization, receivership, insolvency proceeding, or other similar proceeding pursuant to any other federal law or state law affecting debtor and creditor rights  however, with respect to any such involuntary proceedings. only if Borrower has failed to use commercially reasonable efforts to dismiss any such proceeding or has consented to such proceeding;

(vii)      an order for relief is entered against Borrower or any SPE Equity Owner pursuant to the United States Bankruptcy Code or other federal law or state law affecting debtor and creditor rights in any involuntary bankruptcy proceeding initiated or joined in by a “Related Party”; or

5.         Section 9(f) is modified to replace clause (D) of the definition of the term “Related Party” with the following:

(D)       any creditor of Borrower that is a member of the immediate family (which for purposes hereof shall mean solely a parent, sibling, child or spouse), by blood, marriage or adoption, of Borrower, any guarantor, any SPE Equity Owner or any partner, shareholder or member of, or any other Person holding an interest in, Borrower, any guarantor or any SPE Equity Owner

6.         Section 9(f) is modified to add the following unnumbered sentence at the end of the term “Related Party”:

For purposes of the preceding clauses (B) or (C), no Person shall be considered a Related Party on the basis of the provisions thereof unless such Person holds a Controlling Interest or has more than a 11% equity interest in the applicable entity.

7.         The last paragraph of Section 9(f) is deleted and replaced with the following:

If Borrower, any guarantor, any SPE Equity Owner or any other Related Party has solicited creditors to initiate or participate in support of initiating or not dismissing any proceeding referred to in this Section 9, regardless of whether any of the creditors solicited actually initiates or participates in support of initiating or not dismissing the proceeding, then such proceeding shall be considered as having been initiated by a Related Party.

8.         Section 10(a) is modified to add the following at the end thereof:

If this Note is partially assigned to a REMIC trust prior to the Cut-off Date, Section 11 hereof shall apply with respect to the portion of this Note that is so assigned prior to the Cut-off Date, and any portion of this Note that is not assigned to a REMIC trust prior to the Cut-off Date shall be governed by this Section 10.

9.         Section 11(a) is modified to add the following at the end thereof:

If this Note is partially assigned to a REMIC trust prior to the Cut-off Date, this Section 11 shall apply with respect to the portion of this Note that is so assigned prior to the Cut-off Date, and any portion of this Note that is not assigned to a REMIC trust prior to the Cut-off Date shall be governed by Section 10 hereof.

10.       Section 9(c) is modified by adding the following new clause (vii):

(vii)      Borrower makes a materially false or misleading representation in any of the Underwriting Representations set forth in Section 33(f) of the Security Instrument or any of the Separateness Representations set forth in Section 33(g) of the Security Instrument.

11.       Section 9(d)(i) is hereby modified as follows:

(i)         the performance of all of Borrower’s obligations under Section 18 of the Security Instrument (relating to environmental matters) and under Section 17 of the Security Instrument relating to aluminum wiring; as well as for any costs, loss or damage incurred or suffered by Lender as a result of the existence at the Mortgaged Property of aluminum wiring, such loss or damage to include without limitation the cost of replacing all such aluminum wiring;